Exhibit 99.01
Cadence Reports Third Quarter 2020 Financial Results
SAN JOSE, Calif. — October 19, 2020 — Cadence Design Systems, Inc. (Nasdaq: CDNS) today announced results for the third quarter of 2020.
Cadence reported third quarter 2020 revenue of $667 million, compared to revenue of $580 million reported for the same period in 2019. On a GAAP basis, Cadence achieved operating margin of 25 percent and recognized net income of $162 million, or $0.58 per share on a diluted basis, in the third quarter of 2020, compared to operating margin of 21 percent and net income of $102 million, or $0.36 per share on a diluted basis, for the same period in 2019.
Using the non-GAAP measure defined below, operating margin for the third quarter of 2020 was 36 percent and net income was $197 million, or $0.70 per share on a diluted basis, compared to operating margin of 32 percent and net income of $153 million, or $0.54 per share on a diluted basis, for the same period in 2019.

“Cadence delivered outstanding results in the third quarter by continuing to innovate and delight customers,” said Lip-Bu Tan, chief executive officer. “System and semiconductor design activity remains strong and our Intelligent System Design strategy uniquely positions us to enable our customers to realize their cutting-edge designs. In the third quarter we expanded the scale and scope of our relationship with a global marquee company, and I am especially pleased with the momentum of our new systems products.”
“We are raising our 2020 revenue and earnings guidance primarily due to higher second half hardware and IP sales activity in China and continuing progress in our System Design and Analysis business,” said John Wall, senior vice president and chief financial officer.
During the third quarter of 2020, Cadence repurchased $75 million of its common stock and the Board of Directors has increased the previously announced authorization by an additional $750 million. As of the end of the third quarter of 2020, approximately $869 million remained available under the authorization to repurchase Cadence common stock. The actual timing and amount of repurchases will be subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors.
CFO Commentary
Commentary on the third quarter 2020 financial results by John Wall, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
For the fourth quarter of 2020, the company expects total revenue in the range of $720 million to $740 million. Fourth quarter GAAP operating margin is expected to be in the range of 23 percent to 24 percent and GAAP net income per diluted share is expected to be in the range of $0.48 to $0.52. Using the non-GAAP measure defined below, operating margin is expected to be in the range of 34 percent to 35 percent and net income per diluted share is expected to be in the range of $0.72 to $0.76.
For 2020, the company expects total revenue in the range of $2.643 billion to $2.663 billion. On a GAAP basis, operating margin is expected to be in the range of 23 percent to 24 percent and GAAP net income per diluted share for 2020 is expected to be in the range of $1.97 to $2.01. Using the non-GAAP measure defined below, operating margin for 2020 is expected to be in the range of 34 percent to 35 percent and net income per diluted share for 2020 is expected to be in the range of $2.68 to $2.72.
Our fiscal years are 52- or 53-week periods ending on the Saturday closest to December 31. Fiscal 2020 will be a 53-week fiscal year, with an additional week in our fourth quarter of 2020. Fiscal 2019 was a 52-week fiscal year.
A schedule showing a reconciliation of the business outlook from GAAP operating margin, GAAP net income and diluted net income per share to non-GAAP operating margin and non-GAAP net income and diluted net income per share is included in this release.
Audio Webcast Scheduled

Lip-Bu Tan, chief executive officer, and John Wall, senior vice president and chief financial officer, will host the third quarter 2020 financial results audio webcast today, October 19, 2020, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting

October 19, 2020 at 5 p.m. (Pacific) and ending December 18, 2020 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.
About Cadence
Cadence is a pivotal leader in electronic design, building upon more than 30 years of computational software expertise. The company applies its underlying Intelligent System Design strategy to deliver software, hardware and IP that turn design concepts into reality. Cadence customers are the world’s most innovative companies, delivering extraordinary electronic products from chips to boards to systems for the most dynamic market applications including consumer, hyperscale computing, 5G communications, automotive, aerospace, industrial and healthcare. For six years in a row, Fortune Magazine has named Cadence one of the 100 Best Companies to Work For. Learn more at cadence.com.

© 2020 Cadence Design Systems, Inc. All rights reserved worldwide. Cadence, the Cadence logo and the other Cadence marks found at www.cadence.com/go/trademarks are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
This document includes forward-looking statements which are based on current expectations and preliminary assumptions that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the highly competitive industries in which it operates; (ii) the success of Cadence’s efforts to maintain and improve operational efficiency and growth; (iii) the mix of products and services sold, the timing of orders and the ability to develop, install or deliver Cadence’s products or services; (iv) change in customer demands that could result in delays in purchases, development, installations or deliveries of Cadence's products or services, including those resulting from consolidation, restructurings and other operational efficiency improvements of Cadence’s customers; (v) economic and industry conditions, including that of the semiconductor and electronics industries, government regulations and trade restrictions; (vi) capital expenditure requirements, legislative or regulatory requirements, changes in tax laws, interest rates, currency exchange rate fluctuations and Cadence’s ability to access capital and debt markets; (vii) the acquisition of other companies or technologies or the failure to successfully integrate and operate them; (viii) events that affect cash flow, liquidity, or reserves, or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes and tax examinations, litigation or other matters; (ix) the effects of any litigation or other proceedings to which Cadence is or may become a party; and (x) the duration, severity and effects of the COVID-19 pandemic and containment measures on Cadence, its employees, and its suppliers and customers, which may also have the effect of heightening the other risks described in this paragraph. In addition, the timing and amount of Cadence's repurchase of its common stock under the authorizations will be subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, which include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, acquisition and integration-related costs including retention expenses, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring, executive severance and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of Cadence’s core business operations and therefore provides supplemental information to Cadence management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence's business from the same perspective as Cadence management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP operating margin, GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Operating Margin Reconciliation	Three Months Ended
	September 26, 2020	September 28, 2019
	(unaudited)
GAAP operating margin as a percent of total revenue	25%	21%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Amortization of acquired intangibles	3%	2%
Stock-based compensation expense	7%	9%
Non-qualified deferred compensation expenses	0%	0%
Restructuring and other charges (credits)	0%	0%
Acquisition and integration-related costs	1%	0%
Non-GAAP operating margin as a percent of total revenue	36%	32%

Net Income Reconciliation	Three Months Ended
	September 26, 2020	September 28, 2019
	(unaudited)
(in thousands)
Net income on a GAAP basis	$161,630	$101,514
Amortization of acquired intangibles	15,885	12,799
Stock-based compensation expense	45,334	48,279
Non-qualified deferred compensation expenses	1,779	52
Restructuring and other charges (credits)	13	(186)
Acquisition and integration-related costs	6,739	1,838
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(876)	2,344
Income tax effect of non-GAAP adjustments	(33,451)	(13,899)
Net income on a non-GAAP basis	$197,053	$152,741

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income Per Share Reconciliation	Three Months Ended
	September 26, 2020	September 28, 2019
	(unaudited)
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$0.58	$0.36
Amortization of acquired intangibles	0.06	0.04
Stock-based compensation expense	0.16	0.17
Non-qualified deferred compensation expenses	—	—
Restructuring and other charges (credits)	—	—
Acquisition and integration-related costs	0.02	0.01
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	0.01
Income tax effect of non-GAAP adjustments	(0.12)	(0.05)
Diluted net income per share on a non-GAAP basis	$0.70	$0.54
Shares used in calculation of diluted net income per share — GAAP**	280,024	280,666
Shares used in calculation of diluted net income per share — non-GAAP**	280,024	280,666

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

**	Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning December 18, 2020, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute Cadence’s current expectations. During the Quiet Period, the business outlook in these documents should be considered historical, speaking as of prior to the Quiet Period only and not subject to any update by Cadence. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until Cadence’s fourth quarter 2020 earnings release is published, which is currently scheduled for February 22, 2021.

For more information, please contact:
Cadence Investor Relations
408-944-7100
investor_relations@cadence.com
Cadence Newsroom
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
September 26, 2020 and December 28, 2019
(In thousands)
(Unaudited)

	September 26, 2020	December 28, 2019
Current assets:
Cash and cash equivalents	$1,306,564	$705,210
Receivables, net	300,413	304,546
Inventories	47,979	55,802
Prepaid expenses and other	81,526	103,785
Total current assets	1,736,482	1,169,343
Property, plant and equipment, net	288,163	275,855
Goodwill	780,842	661,856
Acquired intangibles, net	227,753	172,375
Deferred taxes	722,656	732,367
Other assets	384,256	345,429
Total assets	$4,140,152	$3,357,225
Current liabilities:
Revolving credit facility	$350,000	$—
Accounts payable and accrued liabilities	290,886	316,908
Current portion of deferred revenue	477,003	355,483
Total current liabilities	1,117,889	672,391
Long-term liabilities:
Long-term portion of deferred revenue	84,646	73,400
Long-term debt	346,584	346,019
Other long-term liabilities	195,315	162,521
Total long-term liabilities	626,545	581,940
Stockholders’ equity	2,395,718	2,102,894
Total liabilities and stockholders’ equity	$4,140,152	$3,357,225

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three and Nine Months Ended September 26, 2020 and September 28, 2019
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Revenue:
Product and maintenance	$630,329	$548,105	$1,813,384	$1,639,651
Services	36,278	31,498	109,598	97,113
Total revenue	666,607	579,603	1,922,982	1,736,764
Costs and expenses:
Cost of product and maintenance	64,800	41,715	175,915	135,625
Cost of services	17,484	19,260	56,047	57,404
Marketing and sales	123,738	121,368	369,958	354,406
Research and development	250,934	240,542	743,423	700,566
General and administrative	35,928	33,204	105,161	97,713
Amortization of acquired intangibles	4,438	2,874	13,234	9,341
Restructuring and other charges (credits)	13	(186)	(1,329)	(1,188)
Total costs and expenses	497,335	458,777	1,462,409	1,353,867
Income from operations	169,272	120,826	460,573	382,897
Interest expense	(5,325)	(4,240)	(15,876)	(14,607)
Other income, net	1,766	122	1,862	5,253
Income before provision for income taxes	165,713	116,708	446,559	373,543
Provision for income taxes	4,083	15,194	29,653	44,239
Net income	$161,630	$101,514	$416,906	$329,304
Net income per share - basic	$0.59	$0.37	$1.52	$1.21
Net income per share - diluted	$0.58	$0.36	$1.49	$1.17
Weighted average common shares outstanding - basic	273,996	273,329	273,633	273,224
Weighted average common shares outstanding - diluted	280,024	280,666	279,455	280,817

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended September 26, 2020 and September 28, 2019
(In thousands)
(Unaudited)

	Nine Months Ended
	September 26, 2020	September 28, 2019
Cash and cash equivalents at beginning of period	$705,210	$533,298
Cash flows from operating activities:
Net income	416,906	329,304
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	107,019	91,400
Amortization of debt discount and fees	770	747
Stock-based compensation	138,723	134,789
Loss on investments, net	5,118	2,655
Deferred income taxes	(18,966)	(10,938)
Provisions for losses (recoveries) on receivables	1,087	(358)
ROU asset amortization and change in operating lease liabilities	2,064	4,285
Other non-cash items	410	197
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	9,945	26,553
Inventories	6,376	(43,781)
Prepaid expenses and other	22,769	38,703
Other assets	(21,287)	3,554
Accounts payable and accrued liabilities	(30,455)	(4,001)
Deferred revenue	124,491	(6,968)
Other long-term liabilities	4,430	4,163
Net cash provided by operating activities	769,400	570,304
Cash flows from investing activities:
Purchases of non-marketable investments	—	(33,717)
Proceeds from the sale of non-marketable investments	—	2,952
Purchases of property, plant and equipment	(63,745)	(47,527)
Cash paid in business combinations, net of cash acquired	(197,562)	(338)
Net cash used for investing activities	(261,307)	(78,630)
Cash flows from financing activities:
Proceeds from revolving credit facility	350,000	150,000
Payment on revolving credit facility	—	(250,000)
Proceeds from issuance of common stock	71,451	49,127
Stock received for payment of employee taxes on vesting of restricted stock	(85,515)	(75,016)
Payments for repurchases of common stock	(250,047)	(231,131)
Net cash provided by (used for) financing activities	85,889	(357,020)
Effect of exchange rate changes on cash and cash equivalents	7,372	(12,736)
Increase in cash and cash equivalents	601,354	121,918
Cash and cash equivalents at end of period	$1,306,564	$655,216

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2019					2020
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3
Americas	44%	42%	44%	46%	44%	43%	44%	42%
China	10%	12%	10%	9%	10%	13%	12%	17%
Other Asia	19%	19%	21%	20%	20%	18%	19%	19%
Europe, Middle East and Africa	18%	20%	18%	18%	18%	19%	18%	16%
Japan	9%	7%	7%	7%	8%	7%	7%	6%
Total	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Category (% of Total Revenue)

	2019					2020
PRODUCT CATEGORY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3
Custom IC Design and Simulation	25%	26%	26%	25%	25%	25%	24%	24%
Digital IC Design and Signoff	30%	31%	30%	29%	30%	29%	28%	27%
Functional Verification, including Emulation and Prototyping Hardware	24%	22%	20%	24%	23%	23%	24%	23%
IP	12%	11%	15%	13%	13%	14%	14%	15%
System Design and Analysis	9%	10%	9%	9%	9%	9%	10%	11%
Total	100%	100%	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Operating Margin
As of October 19, 2020
(Unaudited)

	Three Months Ending January 2, 2021	Year Ending January 2, 2021
	Forecast	Forecast
GAAP operating margin as a percent of total revenue	23% - 24%	23% - 24%

Reconciling items to non-GAAP operating margin as a percent of total revenue:
Amortization of acquired intangibles	2%	3%
Stock-based compensation expense	8%	7%
Acquisition and integration-related costs	1%	1%
Non-GAAP operating margin as a percent of total revenue†	34% - 35%	34% - 35%

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
As of October 19, 2020
(Unaudited)

	Three Months Ending January 2, 2021	Year Ending January 2, 2021
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.48 to $0.52	$1.97 to $2.01
Amortization of acquired intangibles	0.06	0.23
Stock-based compensation expense	0.21	0.70
Non-qualified deferred compensation expenses	—	—
Restructuring and other charges (credits)	—	—
Acquisition and integration-related costs	0.02	0.08
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	0.02
Income tax effect of non-GAAP adjustments	(0.05)	(0.32)
Diluted net income per share on a non-GAAP basis†	$0.72 to $0.76	$2.68 to $2.72

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Net Income
As of October 19, 2020
(Unaudited)

	Three Months Ending January 2, 2021	Year Ending January 2, 2021
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$134 to $146	$551 to $563
Amortization of acquired intangibles	17	64
Stock-based compensation expense	58	196
Non-qualified deferred compensation expenses	—	1
Restructuring and other charges (credits)	—	(1)
Acquisition and integration-related costs	5	21
Other income or expense related to investments and non-qualified deferred compensation plan assets*	1	5
Income tax effect of non-GAAP adjustments	(14)	(88)
Net income on a non-GAAP basis†	$201 to $213	$749 to $761

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.